Investor Presentation Fourth Quarter 2018 Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. 2

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity (“TCE”), tangible assets (“TA”), tangible book value (“TBV”) per common share, tangible common equity to tangible assets, return on average tangible common equity (“ROATCE”), pre-tax, pre- provision earnings, net interest margin – FTE, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average tangible common equity, adjusted effected income tax rate, net interest income – FTE, adjusted noninterest expense/average assets and adjusted efficiency ratio are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non- GAAP Financial Measures.” 3

A Pioneer in Branchless Banking • Digital bank with unique business model and nearly 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a pathway to greater profitability $3.5B Assets $2.7B Loans $2.7B Deposits 4

Nationwide Branchless Deposit Franchise $363.7 million $2.7 Billion 13.6% Total Deposits* $440.7 million 16.5% $1,284.2 million 48.1% 32% 5-year CAGR* Nationwide consumer, $398.0 million $184.7 million small business and 6.9% 14.9% commercial deposit base Innovative technology and convenience supported by exceptional service * As of Dec 31, 2018; $298 million of brokered deposits and $1.6 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 5

Multiple Opportunities to Grow Deposits . Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online . Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue . Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers . Draw on 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience 6

National and Regional Asset Generation Platform Commercial banking franchise focused on specialized national businesses, as well as conventional lending in select regional markets National Regional . Single tenant lease financing . C&I – Central Indiana . C&I – Arizona . Public finance . Investor CRE – Central Indiana . Healthcare finance (via relationship with . Construction – Central Indiana Lendeavor) Consumer banking franchise operating on a nationwide lending platform . Digital direct-to-consumer mortgages . Specialty lending – horse trailers and RVs 7

Attractive Loan Growth Opportunities . Further market penetration of niche specialty lending . Public finance – geographic and product expansion; increased network of origination sources . Healthcare finance – geographic and product expansion . Entrance into new verticals – complement existing lines and add diversity . Focus is on specialty lending lines that are relatively low-risk and rooted in sustainable industries . Historic strong credit performance and/or favorable regulatory capital treatment . Long-term commitment to our specialty-line customers as major competitors often move in and out of these sectors . First Internet’s consistent market presence builds brand reputation within its niche markets 8

Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent . Top Rated Online Business Bank in 2017 – Advisory HQ . TechPoint 2016 Mira Award “Tech-enabled Company of the Year” . Top 10 finalist – 2016 Indiana Public Company of the year presented by the CFA Society and FEI . Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”) . American Banker’s “Best Banks to Work For”  Five years in a row . “Top Workplaces in Indianapolis” The Indianapolis Star  Five years in a row including being #4 in 2018 and #2 on the list in 2017 . “Best Places to Work in Indiana”  Four of last six years . Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category 9

History of Strong Organic Growth Execution of the business strategy has driven consistent and sustained balance sheet growth Total Assets Total Loans Dollars in millions $3,542 Dollars in millions $2,716 CAGR: 34.6% vs. Peers1 at 14.4% CAGR: 40.2% vs. Peers1 at 17.4% $2,768 $2,091 $1,854 $1,251 $1,270 $954 $971 $802 $732 $501 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Total Deposits Shareholders’ Equity Dollars in millions $2,671 Dollars in millions CAGR: 31.7% vs. Peers1 at 14.7% CAGR: 26.0% $289 $2,085 $224 $1,463 $154 $956 $104 $673 $759 $91 $97 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 1 Source: SNL Financial; Small Cap US Banks. Peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of 12/31/18. 10

Profitability Driven By Disciplined Capital Deployment Capital has been deployed into new loan verticals, driving earnings growth Net Income1,2,3 Diluted EPS1,2,3 $2.50 $23,814 $2.30 $2.39 Dollars in thousands $1.96 $2.30 $21,900 $2.13 $17,072 $1.51 $12,074 $8,929 $15,226 $0.96 $4,593 $4,324 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Return on Average Assets1,2,3 Return on Average Tangible Common Equity1,2,3 0.81% 0.78% 0.74% 0.74% 10.12% 9.84% 0.67% 9.33% 9.35% 0.72% 0.66% 7.65% 0.50% 8.77% 8.60% 4.85% 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 1 See Reconciliation of Non-GAAP Financial Measures. 2 2017 reported net income of $15.2 million included the revaluation of the Company’s net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 3 2018 reported net income of $21.9 million included a write-down of legacy other real estate owned which reduced net income by $1.9 million and 11 negatively impacted Net Income, EPS, ROAA and ROATCE.

Growth Drives Economies of Scale Scalable, technology-driven model has delivered increasing efficiency and is a key component driving improved operating leverage Net Interest Income - FTE Noninterest Expense / Average Assets1 1.85% Dollars in millions $16.9 $16.6 $17.3 $16.9 $15.5 $16.4 1.63% 1.50% 1.45% 1.47% 1.40% 1.52% $13.5 1.27% $11.8 1.23% 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Efficiency Ratio1 Total Assets Per FTE 72.9% Dollars in millions $17.6 64.0% $15.6 56.8% 56.9% 57.7% 55.9% $15.1 54.2% 54.2% $13.4 $14.0 59.1% $12.1 $12.9 $10.3 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1 4Q18 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.4 million. 12

Capital Markets History . Following the IPO in late 2013, the Company deployed capital to fund commercial loan growth which resulted in strong revenue growth and improved profitability . Capital offerings: . 2Q18: raised $57.5 million of common equity . 3Q17: raised $55.0 million of common equity . 2016: raised $71.3 million in combination of common equity and subordinated debt . Insider ownership ensures board, management and shareholder interests are aligned Tangible Common Equity1 Regulatory Capital Ratios 15.9% 15.4% $27.80 $27.93 15.0% $27.25 14.7% 14.5% 14.2% 14.1% 14.0% $26.09 $26.05 $25.70 12.7% $24.43 13.5% $23.94 13.1% $23.52 11.9% 12.4% $23.04 11.5% 11.4% 11.4% 10.9% 8.9% 8.9% 9.7% 9.9% 8.1% 8.2% 7.9% 8.0% 7.3% 7.5% 7.7% 9.4% 6.7% 8.7% 8.9% 9.0% 8.4% 8.5% 8.2% 7.5% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Tier 1 Leverage Tier 1 Capital Total Capital TBV Per Share TCE / TA 1 See Reconciliation of Non-GAAP Financial Measures 13

Capital Deployment . Combination of lower risk asset profile and top quartile asset quality performance provides ability to maximize capital leverage . Existing capital level provides capacity to handle significant balance sheet growth . Active balance sheet management to ensure growth and capital are managed efficiently Risk-Weighted Assets / Nonperforming Loans / Nonperforming Assets / Total Assets Total Loans1 Total Assets1 78% 0.86% 0.71% 68% 0.11% 0.05% INBK Peers2 Source: S&P Global Intelligence 1 Nonperforming loans and nonperforming assets include current troubled debt restructurings 2 Peer group includes publicly traded banks with assets of $2.5 billion to $5.0 billion; data as of September 30, 2018 14

Deposit Composition . Total deposits increased $586.4 million, or 28.1%, since 4Q17 Total Deposits - $2.7 Billion Total Non-Time Deposits - $731.4 Million As of December 31, 2018 As of December 31, 2018 1 $43.3 $38.5 2% $121.1 1% 4% $170.9 23% $528.5 20% $395.8 54% $77.4 11% $1,940.0 73% $87.3 12% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Treasury management Public funds Small business Consumer Certificates and brokered deposits 1 Total non-time deposits excludes brokered non-time deposits 15

Loan Portfolio Overview $2,716.2 Strategic loan growth has led to a more diversified portfolio $2,493.6 7% $2,374.0 2% Dollars in millions 8% 1 $2,209.4 Commercial and Industrial 8% 2% $2,091.2 2% 9% 9% 2% 34% Commercial Real Estate $1,868.5 3% 11% 35% 37% Single Tenant Lease Financing 3% 38% 38% $1,250.8 Public Finance 42% 13% 26% $953.9 5% 24% Healthcare Finance 24% 15% 22% 7% 21% 4% 49% 4% Residential Mortgage/HE/HELOCs 14% 3% 2% 39% 1% 2% 16% 16% 16% 15% Consumer 17% 16% 19% 27% 12% 11% 11% 11% 11% 11% 12% 14% 2015 2016 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 . Growth driven by the expansion of existing markets and investments into new asset generation channels . Achieved growth and diversity while maintaining strong asset quality 1 Includes commercial and industrial and owner-occupied commercial real 16 estate balances

Commercial Real Estate Commercial real estate balances increased Single Tenant Lease Financing $105.0 million, or 12.2%, since 4Q17 Portfolio Diversity Red As of % of 7.0% Lobster Dollars in millions December 31, 2018 total 6.7% Walgreen's Single tenant lease financing $919.4 95.3% 5.8% Construction 39.9 4.1% Bob Evans Investor commercial real estate 5.4 0.6% 5.0% Total commercial real estate $964.7 100.0% 4.4% CVS Single tenant lease financing overview: 71.1% Burger King . Long term lease financing of single tenant All others properties occupied by financially strong lessees . Texas Originations / commitments over the past twelve 15.6% months exceeded $199 million Ohio . Nationwide platform provides ability to capitalize on 7.8% Georgia national correspondent network 6.0% North . Expertise in asset class with streamlined execution 59.5% 5.6% Carolina and credit process Florida 5.5% . Strong historical credit performance All others . Average portfolio LTV of approximately 50% 17

Commercial & Industrial Commercial & industrial overview: As of % of . Originations / commitments over the past Dollars in millions December 31, 2018 total twelve months exceeded $105 million Commercial & industrial $114.4 56.5% Owner-occupied CRE 88.0 43.5% . Primarily serves the borrowing and treasury Total commercial & industrial $202.4 100.0% management needs of small and middle- market businesses . Seasoned banking team leverages market knowledge and experience to serve clients in Commercial & Industrial Balances a relationship-based approach Dollars inmillions $198.7 $202.4 $160.1 . Business line built organically, adding select $146.5 personnel with specialized product or market $75.8 $88.0 $111.5 expertise $44.5 $57.7 $34.3 . Indiana team focuses on Central Indiana $122.9 $102.0 $102.4 $114.4 and adjacent Midwestern markets $77.2 . Added to Arizona team to further enhance 2014 2015 2016 2017 2018 origination efforts Commercial & industrial Owner-occupied CRE . Strong credit performance to date 18

Public Finance

Public finance originations/commitments during the past twelve months exceeded $286 million

Public Finance Balances



Dollars in millions
$269.3
$438.3
$566.2
$610.9
$706.3
4Q17
1Q18
2Q18
3Q18
4Q18

Public finance overview:

- Launched in January 2017
- Provides a range of credit solutions for government and not-for-profit entities
- Borrowers' needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing
- Initial efforts have focused on borrowers in Indiana and are now expanding to other geographic areas of the U.S.
- Recent team additions will strengthen efforts in equipment and energy finance and build out nationwide platform

Portfolio Composition



41.2%
15.6%
15.1%
13.7%
5.8%
3.0%
2.2%
2.1%
1.2%
0.1%
General Obligation
Essential use equipment loans
Lease rental revenue
Water & Sewer Revenue
Tax Incremental Financing (TIF) districts
Public higher education facilities
Gaming revenues
Sales tax, food and beverage tax, hotel tax
Income Tax supported loans
Short term cash flow financing (BAN)

Borrower Credit Rating



1.2%
2.3%
14.5%
7.8%
21.8%
9.1%
7.1%
5.4%
2.6%
28.2%
AAA/Aaa
AA+/Aa1
AA/Aa2
AA-/Aa3
A+/A1
A/A2
A-/A3
BBB+/Ba1
BB/Ba2
Not rated

19

Healthcare Finance Healthcare finance originations/commitments over Portfolio Composition 1.1% 0.3% the past twelve months exceeded $97 million 1.3% Practice Refinance Healthcare Finance Balances 16.1% or Acquisition Dollars in millions Owner Occupied Dollars in millions $117.0$65.6 CRE $48.9$89.5 Projects $65.6 $31.6 81.2% $48.9 Equipment $31.6 $12.4 Start Up 4Q17 1Q18 2Q18 3Q18 4Q18 3Q17 4Q17 1Q18 2Q18 California Healthcare finance overview: . Launched in second quarter 2017 Texas 32.2% . Strategic partnership with San Francisco–based Utah Lendeavor 43.6% . Currently focused on dental and veterinary practices Nevada . Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied commercial real 4.2% Arizona estate and equipment purchases 4.1% . All Others Initial efforts have primarily focused on west coast with 5.0% 10.9% plans to expand nationwide 20

Residential Mortgage . Award-winning national online origination platform Well Diversified Mortgage Originations* . Geographic diversity provides opportunity to benefit from strengths in certain regions when 18.2% 19.3% there is weakness in 34.5% others . Highly efficient application and underwriting process 17.2% 10.8% . Full range of residential mortgage and home equity products . Central-Indiana based construction loan program *Last 12 months mortgage originations 21

Excellent Asset Quality Asset quality has improved significantly while balance sheet growth has continued NPAs / Total Assets NPLs / Total Loans 0.37% 0.90% 0.50% 0.09% 0.37% 0.31% 0.21% 0.04% 0.04% 0.10% 0.02% 0.03% 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Allowance for Loan Losses / NPLs Net Charge-Offs (Recoveries) / Average Loans 5,000.6% 1,959.5% 1,784.3% 2,013.1% 1,013.9% (0.07%) 293.0% 0.17% 0.00% 0.15% 0.05% 0.04% 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 22

Interest Rate Risk Management

- 4Q18 FTE net interest margin of 2.07%[1] declined 16 bps compared to 3Q18
  - 16 bps decline driven by interest rate compression / flattening yield curve and significant decline in prepayment activity
- Ongoing hedging strategy in place
- Enhances interest rate sensitivity of longer term fixed rate assets
  - Total notional value of $524.1 million pay fixed / receive variable swaps against assets
    - $435.9 million hedging public finance loans
    - $88.2 million hedging securities
- Extends the duration of supplemental funding sources
  - Total notional value of $210.0 million of pay fixed / receive variable swaps against funding
- Interest rate sensitivity in instantaneous parallel shift upward rate scenarios and CD beta assumptions:

	% Change for Parallel Shift in Interest Rates					
	CD Beta – 80%			CD Beta – 100%		
	+50 bps	+100 bps	+200 bps	+50 bps	+100 bps	+200 bps
Net interest income: year 1	1.96%	3.93%	7.50%	1.21%	2.41%	4.46%
Net interest income: year 2	1.01%	3.07%	6.84%	(0.62%)	(0.22%)	0.22%

[1] See Reconciliation of Non-GAAP Financial Measures.

23

FIRST INTERNET BANCORP

Drivers of Value Creation Management has aligned interests and is committed to building shareholder value . Further extend the scope and market penetration in specialty lending lines . Diversify the revenue stream with additional sources of noninterest income . Expand deposit channels and drive mix toward an increase in low-cost deposits . Deepen niche business relationships to attract more deposits . Build upon entrepreneurial culture to attract and retain top talent 24

Appendix 25

Fourth Quarter 2018 Highlights . Quarterly net income of $3.6 million, including a $2.4 pre-tax write-down of legacy OREO, up from $3.5 million in 4Q17 . Quarterly diluted EPS of $0.35, or adjusted diluted earnings per share of $0.53 excluding the OREO write-down . Quarterly net interest income of $15.4 million, or $16.9 million on a fully-taxable equivalent basis . Total quarterly loan growth of $223 million, or 9% . Total year-over-year loan growth of $625 million, or 30% . Total quarterly asset growth of $339 million, or 11% . Total year-over-year asset growth of $774 million, or 28% 26

Loan Portfolio Composition

Dollars in thousands	2015	2016	2017	1Q18	2Q18	3Q18	4Q18
Commercial loans							
Commercial and industrial	$ 102,000	$ 102,437	$ 122,940	$ 119,893	$ 107,394	$ 105,489	$ 114,382
Owner-occupied commercial real estate	44,462	57,668	75,768	81,998	86,068	93,568	87,962
Investor commercial real estate	16,184	13,181	7,273	6,273	6,185	5,595	5,391
Construction	45,898	53,291	49,213	47,013	46,769	38,228	39,916
Single tenant lease financing	374,344	606,568	803,299	834,335	863,981	883,372	919,440
Public finance	-	-	438,341	481,923	566,184	610,858	706,342
Healthcare finance	-	-	31,573	48,891	65,605	89,525	117,007
Total commercial loans	582,888	833,145	1,528,407	1,620,326	1,742,186	1,826,635	1,990,440
Consumer loans							
Residential mortgage	214,559	205,554	299,935	318,298	337,143	362,574	399,898
Home equity	43,279	35,036	30,554	29,296	28,826	28,713	28,735
Trailers	67,326	81,186	101,369	107,714	120,957	129,571	136,620
Recreational vehicles	38,597	52,350	69,196	73,005	79,946	85,821	91,912
Other consumer loans	2,389	39,913	56,968	55,466	59,261	55,175	51,239
Total consumer loans	366,150	414,039	558,022	583,779	626,133	661,854	708,404
Net def. loan fees, prem. and disc.	4,821	3,605	4,764	5,300	5,716	5,133	17,384
Total loans	$ 953,859	$ 1,250,789	$ 2,091,193	$ 2,209,405	$ 2,374,035	$ 2,493,622	$ 2,716,228

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2013	2014	2015	2016	2017	2018
Total equity - GAAP	$90,908	$96,785	$104,330	$153,942	$224,127	$288,735
Adjustments:						
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$86,221	$92,098	$99,643	$149,255	$219,440	$284,048
Total assets - GAAP	$ 802,342	$ 970,503	$ 1,269,870	$ 1,854,335	$ 2,767,687	$3,541,692
Adjustments:						
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$ 797,655	$ 965,816	$ 1,265,183	$ 1,849,648	$ 2,763,000	$3,537,005
Common shares outstanding	4,448,326	4,439,575	4,481,347	6,478,050	8,411,077	10,170,778
Book value per common share	$20.44	$21.80	$23.28	$23.76	$26.65	$28.39
Effect of goodwill	(1.06)	(1.06)	(1.04)	(0.72)	(0.56)	(0.46)
Tangible book value per common share	$19.38	$20.74	$22.24	$23.04	$26.09	$27.93
Total shareholders' equity to assets ratio	11.33%	9.97%	8.22%	8.30%	8.10%	8.15%
Effect of goodwill	(0.52%)	(0.43%)	(0.34%)	(0.23%)	(0.16%)	(0.12%)
Tangible common equity to tangible assets ratio	10.81%	9.54%	7.88%	8.07%	7.94%	8.03%
Total average equity - GAAP	$64,704	$93,796	$100,428	$124,023	$178,212	$259,416
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$60,017	$89,109	$95,741	$119,336	$173,525	$254,729
Return on average shareholders' equity	7.10%	4.61%	8.89%	9.74%	8.54%	8.44%
Effect of goodwill	0.55%	0.24%	0.44%	0.38%	0.23%	0.16%
Return on average tangible common equity	7.65%	4.85%	9.33%	10.12%	8.77%	8.60%

28

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2013	2014	2015	2016	2017	2018
Net Income	$ 4,593	$ 4,324	$ 8,929	$ 12,074	$ 15,226	$ 21,900
Adjustments:						
Income tax provision	1,566	2,126	4,736	5,911	7,702	2,052
Provision for loan losses	324	349	1,946	4,330	4,872	3,892
Pre-tax, pre-provision earnings	$ 6,483	$ 6,799	$ 15,611	$ 22,315	$ 27,800	$ 27,844
Net interest margin	2.67%	2.65%	2.85%	2.49%	2.39%	2.09%
Effect of fully-taxable equivalent adjustments [1]	0.12%	0.00%	0.02%	0.06%	0.18%	0.16%
Net interest margin - FTE	6.79%	6.65%	2.87%	2.55%	2.57%	2.25%
Income before income taxes - GAAP	$ 6,159	$ 6,450	$ 13,665	$ 17,985	$ 22,928	$ 23,952
Adjustments:						
Write-down of other real estate owned	-	-	-	-	-	2,423
Net deferred tax asset valuation	-	-	-	-	-	-
Adjusted income before income taxes	$ 6,159	$ 6,450	$ 13,665	$ 17,985	$ 22,928	$ 26,375
Income tax (benefit) provision - GAAP	$ 1,566	$ 2,126	$ 4,736	$ 5,911	$ 7,702	$ 2,052
Adjustments						
Write-down of other real estate owned	-	-	-	-	-	509
Net deferred tax asset revaluation	-	-	-	-	(1,846)	-
Adjusted income tax provision	$ 1,566	$ 2,126	$ 4,736	$ 5,911	$ 5,856	$ 2,561
Net income - GAAP	$ 4,593	$ 4,324	$ 8,929	$ 12,074	$ 15,226	$ 21,900
Adjustments:						
Write-down of other real estate owned	-	-	-	-	-	1,914
Net deferred tax asset revaluation	-	-	-	-	1,846	-
Adjusted net income	$4,593	$4,324	$8,929	$12,074	$17,072	$23,814

[1] Assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

	2013	2014	2015	2016	2017	2018
Diluted average common shares outstanding	3,050,001	4,507,995	4,554,219	5,239,082	7,149,302	9,508,653
Diluted earnings per share - GAAP	$ 1.51	$ 0.96	$ 1.96	$ 2.30	$ 2.13	$ 2.30
Adjustments:						
Effect of write-down of other real estate owned	-	-	-	-	-	0.20
Effect of net deferred tax asset revaluation	-	-	-	-	0.26	-
Adjusted diluted earnings per share	$ 1.51	$ 0.96	$ 1.96	$ 2.30	$ 2.39	$ 2.50
Return on average assets	0.67%	0.50%	0.81%	0.74%	0.66%	0.72%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.00%	0.00%	0.08%	0.00%
Adjusted return on average assets	0.67%	0.50%	0.81%	0.74%	0.74%	0.78%
Return on average tangible common equity	7.65%	4.85%	9.33%	10.12%	8.77%	8.60%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.00%	0.75%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.00%	0.00%	1.07%	0.00%
Adjusted return on average tangible common equity	7.65%	4.85%	9.33%	10.12%	9.84%	9.35%
Effective income tax rate	25.4%	33.0%	34.7%	32.9%	33.6%	8.6%
Effect of write-down of other real estate owned	0.0%	0.0%	0.0%	0.0%	0.0%	1.1%
Effect of net deferred tax asset revaluation	0.0%	0.0%	0.0%	0.0%	(8.1%)	0.0%
Adjusted effective income tax rate	25.4%	33.0%	34.7%	32.9%	25.5%	9.7%

30

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures Dollars in millions 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Net interest income $ 11.5 $ 13.0 $ 14.2 $ 15.4 $ 15.4 $ 15.5 $ 16.0 $ 15.4 Adjustments: Fully-taxable equivalent adjustments 1 0.3 0.5 1.3 1.5 1.0 1.1 1.3 1.5 Net interest income - FTE $ 11.8 $ 13.5 $ 15.5 $ 16.9 $ 16.4 $ 16.6 $ 17.3 $ 16.9 Noninterest expense/average assets 1.85% 1.63% 1.50% 1.45% 1.47% 1.40% 1.27% 1.52% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.29% Adjusted noninterest expense/average assets 1.85% 1.63% 1.50% 1.45% 1.47% 1.40% 1.27% 1.23% Efficiency ratio 64.0% 56.8% 54.2% 54.2% 56.9% 57.7% 55.9% 72.9% Effect of write-down of other real estate owned 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 13.8% Adjusted efficiency ratio 64.0% 56.8% 54.2% 54.2% 56.9% 57.7% 55.9% 59.1% 1 Assuming a 21% tax rate in 2018 and a 35% tax rate in 2017 31